Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-171736) on Form S-3 and (Nos. 333-175297, 333-186451, 333-207651, and 333-238261) on Form S-8 of our reports dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedules I to II of Cheniere Energy, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP

Houston, TX
February 23, 2022